UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2007

VION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26534 (Commission File Number)	13-3671221 (IRS Employer Identification No.)

4 Science Park, New Haven, CT (Address of Principal Executive Offices)	06511 (Zip Code)

(203) 498-4210
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 7, 2007, Vion Pharmaceuticals, Inc. (the “Registrant”) issued a press release reporting its financial results for the third quarter and nine month period ended September 30, 2007. A copy of that press release is attached hereto as Exhibit 99.1 and the first 9 paragraphs thereof are being furnished solely for the purposes of this Item 2.02.

On November 8, 2007, the Registrant held a conference call to discuss its financial results for the third quarter ended September 30, 2007. A copy of the transcript of the call is attached hereto as Exhibit 99.2 and is incorporated herein and furnished solely for the purposes of this Item 2.02.

Item 8.01 Other Events.

On November 7, 2007, the Registrant also announced that discussions with the data safety monitoring board related to the findings of a medical and safety review of the Registrant's pivotal Phase III trial in patients with relapsed acute myelogenous leukemia of Cloretazine® (VNP40101M) in combination with cytarabine, which is on clinical hold, had been completed and that the next step of the process is to discuss the conclusions with the regulatory authorities. This announcement appears in paragraph 12 of the attached press release and is incorporated by reference herein.

Item 9.01(d) Exhibits.

Exhibit 99.1	Press release dated November 7, 2007.

Exhibit 99.2	Transcript of conference call held on November 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.

Date:	November 12 , 2007	By:	/s/ Howard B. Johnson
		Name:	Howard B. Johnson
		Title:	President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated November 7, 2007.
99.2	Transcript of conference call held on November 8, 2007.